Exhibit 10.7

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

Equity Pledge Agreement

This Equity Pledge Agreement (this “Agreement”) is entered into by and among the following parties on March 17, 2020 in Beijing, the People’s Republic of China (“China” or the “PRC”, which, for the purpose of this Agreement, excludes the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan region):

Party A:	Yuanbao Kechuang (Beijing) Technology Co., Ltd. (the “Pledgee”)

Domicile: [***]

Party B:	Rui Fang, a PRC citizen with his ID number of [***];

Beijing Yibao Technology Limited Partnership

Domicile: [***]

(Rui Fang and Beijing Yibao Technology Limited Partnership are hereinafter collectively referred to as the “Pledgors”)

Party C:	Yuanbao Shuke (Beijing) Technology Co., Ltd.

Domicile: [***].

In this Agreement, the Pledgee, the Pledgors and Party C are hereinafter referred to as a “Party” individually and the “Parties” collectively.

Whereas:

1.

Each of the Pledgors is a PRC citizen or an enterprise registered in China, and both Pledgors hold 100% of the equity interests in Party C in aggregate. Party C is a limited liability company registered in Beijing, China, engaging in Internet cultural activities; production of radio and television programs; retail of publications; Internet information service; telecommunication business; technical consulting, technology transfer and promotion, technical services, technical development; computer system services; data processing; basic software services; application software services (excluding medical software); conference services; organizing exhibition activities; organizing cultural and art exchange activities (excluding performances); design, production, agency and release of advertisements; education consultation; business planning; market research; business management consultation (the enterprise may select the business items and carry out the business operation at its own discretion in accordance with the law; if engaging in Internet cultural activities, production of radio and television programs, retail of publications, Internet information services, telecommunication business and other business items that shall be approved in accordance with the law, the business items shall be carried out with the approval of relevant departments and within the approved scope; the enterprise shall not engage in the business items that are prohibited or restricted by the industrial policies of Beijing Municipality). Party C acknowledges the respective rights and obligations of the Pledgors and the Pledgee under this Agreement, and agrees to provide any necessary assistance to register the Pledge;

2.

The Pledgee is a foreign-invested enterprise registered in the PRC. The Pledgee and Party C entered into an Exclusive Business Cooperation Agreement on March 17, 2020 (the “Exclusive Business Cooperation Agreement”), the Pledgee and Party C entered into an Exclusive Asset Purchase Agreement on March 17, 2020 (the “Exclusive Asset Purchase Agreement”), the Pledgee, the Pledgors and Party C entered into an Exclusive Equity Option Agreement on March 17, 2020 (the “Exclusive Equity Option Agreement”), and the Pledgee, the Pledgors and Party C entered into a Shareholder Entrustment Agreement on March 17, 2020 (the “Shareholder Entrustment Agreement”); and

3.

To ensure Party C and the Pledgors’ performance of their obligations under the Exclusive Business Cooperation Agreement, the Exclusive Asset Purchase Agreement, the Exclusive Equity Option Agreement and the Shareholder Entrustment Agreement, the Pledgors hereby pledge in favor of the Pledgee all of the equity interests held by them in Party C as security for Party C’s and the Pledgors’ performance of their obligations under the Exclusive Business Cooperation Agreement, the Exclusive Asset Purchase Agreement, the Exclusive Equity Option Agreement and the Shareholder Entrustment Agreement.

NOW, THEREFORE, through mutual consultations, the Parties have reached the following agreement:

1.	Definitions

Unless otherwise provided for herein, the following terms shall have the following meanings:

1.1

“Pledge” shall mean the security interests granted by the Pledgors to the Pledgee pursuant to Article 2 of this Agreement, i.e., the right of the Pledgee to be compensated on a preferential basis with the proceeds from the transfer, conversion, auction or sales of the Equity pledged by the Pledgors in favor of the Pledgee.

1.2	“Equity” shall mean all of the 100% equity interests lawfully held by the Pledgors in Party C currently, and all equity interests to be lawfully held by the Pledgors in Party C in the future.

1.3	“Term of Pledge” shall mean the term set forth in Article 3 of this Agreement.

1.4

“Transaction Documents” shall mean the Exclusive Business Cooperation Agreement, the Exclusive Asset Purchase Agreement, the Exclusive Equity Option Agreement and the Shareholder Entrustment Agreement, as well as any modifications, amendments and/or restatements thereto.

1.5	“Contractual Obligations” shall mean all obligations of the Pledgors and Party C under the Transaction Documents and this Agreement executed by them.

1.6

“Secured Indebtedness” shall mean all the direct, indirect and derivative losses and loss of anticipated profits suffered by the Pledgee due to any Event of Breach (as defined below) by the Pledgors and/or Party C or the invalidity, cancellation or rescission of any Transaction Documents. The amount of such losses shall be calculated based on, without limitation, the reasonable business plan and profit forecast of the Pledgee, the service fees, liquidated damages and relevant expenses payable by Party C under the Exclusive Business Cooperation Agreement, together with all expenses incurred in connection with enforcement by the Pledgee of the Pledgors’ and/or Party C’s Contractual Obligations.

1.7	“Event of Breach” shall mean any of the circumstances set forth in Article 7.1 of this Agreement.

1.8	“Notice of Breach” shall mean the notice issued by the Pledgee in accordance with this Agreement declaring an Event of Breach.

2.	Pledge

2.1

As security for the performance of the Contractual Obligations and repayment of the Secured Indebtedness, the Pledgors hereby pledge and Party C hereby agrees that the Pledgors pledge in favor of the Pledgee the Equity held by them in Party C pursuant to the provisions of this Agreement.

2.2

The validity of the security hereunder shall not in any way be affected by any amendment or change to the Transaction Documents. The security hereunder shall remain valid and enforceable for the obligations of the Pledgors and Party C under the Transaction Documents as amended. In the event that any Transaction Documents is invalid, cancelled or rescinded due to any reason, the Pledgee shall have the right to immediately enforce the Pledge in accordance with Article 8 of this Agreement.

2.3

During the Term of Pledge, the Pledgee shall have the right to receive any dividends or bonuses distributed with respect to the Equity. The Pledgors may receive dividends or bonuses distributed with respect to the Equity only with the prior written consent of the Pledgee. After deduction of the relevant taxes and fees paid by the Pledgors in accordance with applicable laws, the dividends or bonuses received by the Pledgors with respect to the Equity shall be, as requested by the Pledgee, (1) deposited into an account designated by the Pledgee, placed under the supervision of the Pledgee, used to secure the Contractual Obligations and repay the Secured Indebtedness in preference to any other payment; or (2) unconditionally given to the Pledgee or a third party designated by the Pledgee without consideration to the extent not inconsistent with applicable PRC laws.

2.4

The Pledgors may increase the registered capital of Party C only with the prior written consent of the Pledgee. Any increase in the capital contribution by the Pledgors to the registered capital of Party C as a result of any capital increase shall also be bound by this Agreement. The Parties shall make their best efforts to amend and execute relevant documents and complete the Equity pledge registration formalities.

2.5

In the event that Party C is required to be liquidated or dissolved in accordance with the mandatory provisions of the PRC laws, any benefits lawfully distributed to the Pledgors from Party C upon Party C’s dissolution or liquidation according to the law shall be, as requested by the Pledgee, (1) deposited into an account designated by the Pledgee, placed under the supervision of the Pledgee, used to secure the Contractual Obligations and repay the Secured Indebtedness in preference to any other payment; or (2) unconditionally given to the Pledgee or a third party designated by the Pledgee without consideration to the extent not inconsistent with applicable PRC laws.

2.6

During the term of this Agreement, the Pledgee shall not be liable for any reduction in the value of the Equity, nor shall the Pledgors have the right to claim in any way or make any demand against the Pledgee in respect thereof, unless such reduction results from the intentional misconduct or gross negligence of the Pledgee directly.

2.7

Subject to the provisions of Article 2.6 above, in case of any possibility of obvious reduction in the value of the Equity, which is enough to jeopardize the Pledgee’s rights, the Pledgee may require the Pledgors to provide corresponding security, and may auction or sell the Equity on behalf of the Pledgors at any time, and agree with the Pledgors with respect to the use of the proceeds from such auction or sale as prepayment of the Secured Indebtedness, or the submission of such proceeds to the local notary institution where the Pledgee is domiciled (any fees incurred in relation thereto shall be fully borne by the Pledgors).

2.8

The Pledgee shall enjoy the first ranking security interests in the Equity. Upon the occurrence of any Event of Breach, the Pledgee shall have the right to dispose of the Equity in accordance with the provisions of Article 8 of this Agreement.

2.9	Upon the occurrence of any Event of Breach, the Pledgee shall have the right to dispose of any Equity held by the Pledgors in accordance with the provisions of this Agreement.

3.	Term of Pledge

3.1

The Pledge shall become effective upon registration with the relevant market regulatory authority (the “Registration Authority”) in the locality of Party C. The Pledge shall remain valid until all Contractual Obligations have been fully performed and all Secured Indebtedness has been fully repaid. The Parties agree that, within five (5) business days following the execution of this Agreement, the Pledgors and Party C shall record the Pledge hereunder in the shareholder register of Party C. Within thirty (30) business days following the execution of this Agreement or other time limit agreed upon by the Parties, the Pledgors and Party A shall file an application for the creation and registration of the Equity pledge with the Registration Authority in accordance with the Measures for the Registration of Equity Pledge with the Administrative Authorities for Industry and Commerce or other applicable laws and regulations. The Parties shall submit to the Registration Authority, if required, this Agreement or an equity pledge contract which is executed in the form required by the Registration Authority and truly reflects the information of the Pledge hereunder (the “Pledge Contract for AIC Registration”). In case of any matter not specified in the Pledge Contract for AIC Registration or any inconsistency between the Pledge Contract for AIC Registration and this Agreement, the provisions of this Agreement shall prevail. The Pledgors and Party C shall submit all necessary documents and complete all necessary procedures, as required by the PRC laws and regulations and the Registration Authority, to ensure that the Pledge shall be registered with the Registration Authority as soon as possible after filing.

3.2

The Parties further agree to complete all registration formalities for Equity pledge and obtain the registration notice issued by the Registration Authority within thirty (30) business days from the date on which the Registration Authority formally accepts the application for registration of Equity pledge or other time limit agreed upon by the Parties, and cause the Registration Authority to make a complete and accurate record of the Equity pledge on the equity pledge register.

3.3

During the Term of Pledge, in the event that the Pledgors and/or Party C fail to perform the Contractual Obligations or repay the Secured Indebtedness, the Pledgee shall have the right, but not the obligation, to dispose of the Pledge in accordance with the provisions of this Agreement.

3.4

After any change in the Equity (including, without limitation, the capital increase), Party C shall, and the Pledgors shall cause Party C to, record the Pledge hereunder in the shareholder register of Party C within five (5) business days from the date on which the relevant documents are executed, submit to the Registration Authority an application for registration of change in the Equity pledge, and complete such registration of change in the Equity pledge within thirty (30) business days from the date on which the Registration Authority formally accepts the application for registration of change in the Equity pledge or such other time limit as agreed upon by the Parties.

4.	Custody of the Equity Records

4.1

During the Term of Pledge set forth in this Agreement, the Pledgors shall deliver to the Pledgee’s custody the investment certificates and the shareholder register recording the Pledge (as set forth in Appendix 1 hereto) within five (5) days after the completion of the registration formalities for Equity pledge. The Pledgee shall have custody of such documents during the entire Term of Pledge set forth in this Agreement.

4.2	The Pledgee shall have the right to collect dividends generated from the Equity during the Term of Pledge.

5.	Representations and Warranties of the Pledgors and Party C

The Pledgors and Party C respectively represent and warrant to the Pledgee as of the date of this Agreement as follows:

5.1	Party C is a limited liability company duly organized and validly existing under the PRC laws.

5.2	The Pledgors are the sole legal and beneficial owners of the Equity, and there is no outstanding dispute concerning the ownership of the Equity.

5.3	The Pledgee shall have the right to dispose of and transfer the Equity in accordance with the provisions set forth in this Agreement.

5.4	Except for the Pledge, the Pledgors have not created any security interests or other encumbrances on the Equity.

5.5

During the term of this Agreement, Party C and the Pledgors have all power, capacity and authorization to execute and deliver this Agreement and to perform their obligations under this Agreement. Once executed, this Agreement will constitute the legal, valid and binding obligations of Party C and the Pledgors, enforceable against them in accordance with the terms of this Agreement.

5.6	The Pledgors and Party C have obtained any and all approvals and consents from governmental authorities and third parties (if required) for the execution, delivery and performance of this Agreement.

5.7

The execution, delivery and performance of this Agreement will not: (1) violate any applicable PRC laws; (2) be inconsistent with the Articles of Association, bylaws or other organizational documents of Party C; (3) result in the breach of or constitute any breach under any contracts or instruments to which they are parties or which are binding on them; (4) result in any violation of any condition for the grant and/or continuation in effect of any licenses or permits issued to either of them; or (5) result in the termination, revocation or imposition of additional conditions upon any licenses or permits issued to either of them.

6.	Covenants and Further Agreements of the Pledgors and Party C

6.1	During the term of this Agreement, the Pledgors and Party C hereby respectively covenant to the Pledgee as follows:

6.1.1

The Pledgors shall not, without the prior written consent of the Pledgee, transfer the Equity or any part thereof, create or permit the existence of any security interests or other encumbrances on the Equity which may affect the rights and interests of the Pledgee therein, and Party C shall not consent to or assist in the foregoing actions, except for the performance of the Transaction Documents.

6.1.2

The Pledgors and Party C shall comply with and implement the provisions of all laws and regulations applicable to the Equity pledge, and within five (5) days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present such notice, order or recommendation to the Pledgee, and shall comply with such notice, order or recommendation or submit objections and representations with respect to the aforesaid matters upon the Pledgee’s reasonable request or with the Pledgee’s consent.

6.1.3

The Pledgors shall not do or permit to be done any act or action which may have a detrimental effect on the Equity or the Pledgee’s interests involved in the Contractual Obligations hereunder. The Pledgors and Party C shall promptly notify the Pledgee of any event or notice received by the Pledgors that may have an effect on the Pledgee’s rights to the Equity or any part thereof, as well as any event or notice received by the Pledgors that may have an effect on any guarantees or obligations of the Pledgors hereunder or the Pledgors’ performance of their obligations hereunder.

6.1.4

Party C shall complete the registration formalities for extension of the term of operation within three (3) months prior to the expiration of such term such that the validity of this Agreement shall be maintained.

6.2

The Pledgors agree that the rights acquired by the Pledgee in accordance with this Agreement with respect to the Pledge shall not be suspended or prejudiced by the Pledgors or any of the Pledgors’ successors, representatives, principals or any other persons through any legal proceedings.

6.3

The Pledgors hereby undertake to the Pledgee that, as security for the Contractual Obligations and Secured Indebtedness provided by this Agreement, the Pledgors shall execute in good faith and cause other parties who have an interest in the Pledge to execute all right certificates and contracts required by the Pledgee and/or to perform and to cause other parties who have an interest in the Pledge to perform all actions required by the Pledgee, facilitate the exercise by the Pledgee of its rights and authority granted thereto by this Agreement, and enter into all relevant documents regarding the ownership of the Equity with the Pledgee or the third-party entity or individual designated by the Pledgee. The Pledgors undertake to provide the Pledgee within a reasonable term with all notices, orders and decisions regarding the Pledge that are required by the Pledgee.

6.4

The Pledgors and Party C shall strictly abide by the provisions of this Agreement and other contracts jointly or separately entered into by the Parties hereto (including, without limitation, the Transaction Documents), perform the obligations hereunder and thereunder, and refrain from any action or omission that may affect the effectiveness and enforceability of this Agreement and the Transaction Documents. The Pledgors shall not exercise any other rights with respect to the Equity except in accordance with the written instructions given by the Pledgee.

6.5

The Pledgors hereby covenant to the Pledgee that they shall comply with and perform all warranties, covenants, agreements, representations and conditions under this Agreement. In the event of failure to perform or only partial performance of such warranties, covenants, agreements, representations and conditions, the Pledgors shall indemnify the Pledgee for all losses resulting therefrom.

7.	Events of Breach

7.1	The following circumstances shall be deemed Events of Breach:

7.1.1	The Pledgors and/or Party C fail to fully repay any Secured Indebtedness on time;

7.1.2

Any representation or warranty made by the Pledgors in Article 5 of this Agreement contains material misrepresentations or errors, and/or the Pledgors breach any warranty contained in Article 5 of this Agreement;

7.1.3	The Pledgors and Party C fail to complete the registration of the Equity pledge with the Registration Authority in accordance with Article 3;

7.1.4	The Pledgors and Party C breach any provisions of this Agreement;

7.1.5	Except as specified in Article 6.1.1, the Pledgors transfer or purport to transfer or waive the pledged Equity or assigns the pledged Equity without the written consent of the Pledgee;

7.1.6

Any of the Pledgors and Party C fails to repay or perform any external loans, guarantees, debts, indemnification covenants or any other obligations on the due date thereof or in accordance with the terms of any agreement or contract imposing obligations upon such party, which causes the Pledgee to determine that the ability of the Pledgors to perform the obligations hereunder has been affected;

7.1.7	Any breach by the Pledgors of any obligations under the Transaction Documents and/or this Agreement;

7.1.8	Any breach by Party C of any obligations under the Transaction Documents and/or this Agreement;

7.1.9

Loans, guarantees, damages, covenants or other debts and liabilities owed by the Pledgors to any third party (1) are required to be early repaid or performed due to a breach by the Pledgors; or (2) have become due but are not capable of being repaid or performed on time;

7.1.10	Any approval, license, permit or authorization of any governmental authority that makes this Agreement enforceable, legal and valid has been revoked, suspended, invalidated or materially changed;

7.1.11	The promulgation of applicable laws makes this Agreement illegal or makes the Pledgors unable to continue to perform their obligations hereunder;

7.1.12

Any approval, permit, license or authorization of any governmental authority required for the performance of the Transaction Documents and/or this Agreement has been revoked, suspended, invalidated or materially changed;

7.1.13	Any adverse change occurs to the properties owned by the Pledgors, which in the Pledgee’s discretion may impact the ability of the Pledgors to perform their obligations hereunder;

7.1.14	The successor or trustee of Party C can only perform in part or refuses to perform its payment obligations under the Exclusive Business Cooperation Agreement;

7.1.15

The occurrence of any other circumstances which, in the sole and absolute discretion of the Pledgee, make it probable that the Pledgee is unable to exercise its rights to enforce the Pledge hereunder; and

7.1.16	Any other circumstances under which the Pledgee is unable or may be unable to exercise its rights with respect to the Pledge.

7.2

Upon knowledge or discovery of any circumstances described in Article 7.1 or the occurrence of any event that may lead to such circumstances, the Pledgors shall promptly notify the Pledgee in writing accordingly.

7.3

Unless an Event of Breach set forth in Article 7.1 has been successfully resolved to the Pledgee’s satisfaction within thirty (30) days after the delivery of a notice thereof by the Pledgee to the Pledgors and/or Party C, the Pledgee may issue a Notice of Breach to the Pledgors and/or Party C when an Event of Breach occurs or at any time thereafter, requesting the Pledgors to immediately pay all outstanding amounts due and payable under the Contractual Obligations and Secured Indebtedness, and/or dispose of the Pledge in accordance with the provisions of Article 8 of this Agreement.

8.	Enforcement of the Pledge

8.1	During the Term of Pledge, without the Pledgee’s written consent, the Pledgors shall not assign the Pledge or the Equity in Party C.

8.2	The Pledgee may issue a Notice of Breach to the Pledgors when enforcing the Pledge.

8.3

Subject to the provisions of Article 7.3, the Pledgee may exercise the right to enforce the Pledge when, or at any time after, the issuance of the Notice of Breach in accordance with Article 7.3. Once the Pledgee elects to enforce the Pledge, the Pledgors shall cease being entitled to any rights or interests associated with the Equity pledged hereunder.

8.4

Upon the issuance of a Notice of Breach to the Pledgee in accordance with Article 8.2, the Pledgee may exercise any remedy under applicable PRC laws, the Transaction Documents and this Agreement, including but not limited to being repaid in priority with the proceeds from the transfer, conversion, auction or sale of all or part of the Equity pledged hereunder in accordance with applicable legal procedures, until all outstanding amounts due and payable under the Contractual Obligations and Secured Indebtedness have been fully discharged. The Pledgee shall not be liable for any loss incurred due to its due exercise of such rights and powers.

8.5

The proceeds acquired by the Pledgee from exercising its rights hereunder shall be used to pay for the taxes and fees payable as a result of the disposal of the Equity and to perform the Contractual Obligations and repay the Secured Indebtedness to the Pledgee in preference to any other payments. After the payment of the aforementioned amounts, the balance, if any, shall be returned to the Pledgors or other persons who have rights to such balance under applicable laws and regulations, or be submitted to the local notary institution where the Pledgee is domiciled (any fees incurred in relation thereto shall be fully borne by the Pledgors). To the extent permitted under applicable PRC laws, the Pledgors shall unconditionally give the aforesaid proceeds to the Pledgee or any third party designated by the Pledgee without consideration.

8.6

The Pledgee is entitled to designate an attorney or other representatives in writing to exercise any and all of its rights set forth above, and the Pledgors or Party C shall not raise any objection thereto.

8.7

The Pledgee shall not be obliged to exercise any other remedy before its exercise of the right to transfer, convert, auction or sell the Equity hereunder. The Pledgors or Party C shall have no right to raise any objection to whether the Pledgee has enforced any part of the Pledge or the sequence in enforcing the Pledge.

8.8

When the Pledgee disposes of the Pledge in accordance with this Agreement, the Pledgors and Party C shall provide necessary assistance to enable the Pledgee to enforce the Pledge in accordance with this Agreement.

9.	Liability for Breach

9.1

If the Pledgors or Party C commit any material breach of any term of this Agreement, the Pledgee shall have the right to terminate this Agreement and/or require the Pledgors or Party C to indemnify them for any actual losses suffered thereby. This Article 9 shall not prejudice any other rights of the Pledgee hereunder.

9.2	Unless otherwise required by applicable laws, the Pledgors or Party C shall not have the right to unilaterally terminate or rescind this Agreement in any event.

10.	Assignment

10.1	Without the prior written consent of the Pledgee, the Pledgors or Party C shall not assign their rights or delegate their obligations under this Agreement.

10.2	This Agreement shall be binding upon the Pledgors and Party C and their successors and permitted assigns, and shall inure to the benefit of the Pledgee and each of its successors and assigns.

10.3

At any time, the Pledgee may assign any and all of its rights and obligations under the Transaction Documents and this Agreement to its designee(s) (natural/legal persons) without the consent of the Pledgors or Party C, and upon such assignment, the Pledgee shall only be required to issue a written notice to the Pledgors and Party C. In such case, the assigns shall have the rights and obligations of the Pledgee under the Transaction Documents and this Agreement, as if it were an original Party hereto. When the Pledgee assigns the rights and obligations under the Transaction Documents and this Agreement, upon request of the Pledgee, the Pledgors shall execute relevant agreements or other documents in connection with such assignment.

10.4

In the event of change of the Pledgee due to an assignment, upon the request of the Pledgee, the Pledgors and/or Party C shall execute a new equity pledge agreement with the new pledgee upon the same terms and conditions of this Agreement, and register the equity pledge pursuant to Article 3 of this Agreement.

10.5

The Pledgors and Party C shall strictly abide by the provisions of the Transaction Documents and this Agreement, perform their obligations hereunder and thereunder and refrain from any action/omission that may affect the validity and enforceability hereof and thereof. The Pledgors shall not exercise any remaining rights with respect to the Equity pledged hereunder except in accordance with the written instructions given by the Pledgee.

11.	Termination

11.1	This Agreement is executed by the Parties on and shall become effective from the date first above written.

11.2	This Agreement shall terminate until the Contractual Obligations have been fully performed and the Secured Indebtedness has been fully repaid.

12.	Handling Fees and Other Expenses

All fees and out-of-pocket expenses in connection with this Agreement, including but not limited to attorney’s fees, production costs, stamp tax and any other taxes and fees, shall be borne by Party C. If the Pledgee is required to bear relevant taxes and fees by applicable laws, the Pledgors shall cause Party C to fully reimburse all taxes and fees already paid by the Pledgee.

13.	Confidentiality

The Parties acknowledge that any oral or written information exchanged in connection with this Agreement shall be considered as confidential information. Each Party shall keep all such information confidential, and without the written consent of the other Parties, it shall not disclose any relevant information to any third party, except for any information that: (a) is or will be in the public domain (other than as a result of the receiving Party’s disclosure to the public); (b) is required to be disclosed in accordance with applicable laws or rules or provisions of any stock exchange; or (c) is required to be disclosed by any Party to its legal counsels or financial advisors in connection with the transactions contemplated hereunder, provided, however, that such legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Article 13. If the staff or agencies engaged by any Party disclose any confidential information, such Party shall be deemed to have disclosed such confidential information and shall be liable for breach of this Agreement. This Article 13 shall survive the termination of this Agreement for any reason.

14.	Governing Law and Dispute Resolution

14.1

The execution, effectiveness, interpretation and performance of this Agreement and the resolution of disputes hereunder shall be governed by formally published and publicly available laws of the PRC. Matters not covered by formally published and publicly available laws of the PRC shall be governed by international legal principles and practice.

14.2

Should any dispute arise from the interpretation and performance of the provisions of this Agreement, the Parties shall first negotiate in good faith to resolve such dispute. If the Parties fail to agree upon the resolution of such dispute within 30 days after a Party’s request to the other Parties for resolution of such dispute through negotiation, any Party may submit the relevant dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The arbitration shall be conducted in Beijing, and conducted in the Chinese language. The arbitration award shall be final and binding upon the Parties.

14.3

To the extent permitted by the PRC laws and where appropriate, the arbitration tribunal may award any remedies in accordance with the terms of this Agreement and the applicable PRC laws, including interim or permanent remedies (such as injunctive relief for commercial activities or compulsory transfer of assets), specific performance of contractual obligations, remedies against the equity interests or assets of Party C (including, without limitation, the property rights and interests or land assets) and an award ordering Party C to liquidate. After the effectiveness of the arbitration award, any Party shall have the right to apply to a court of competent jurisdiction for enforcement of such award. To the extent permitted by the PRC laws, any Party shall have the right to resort to a court of competent jurisdiction, pending the constitution of the arbitration tribunal or in other appropriate circumstances permitted by law, to seek interim injunctive or other interim relief in support of the arbitration, as a measure for preservation or enforcement of property. In this regard, the Parties agree that, subject to the applicable laws, the courts of Hong Kong, Cayman Islands, the PRC and the place where Party C’s major assets are located shall be deemed to have competent jurisdiction.

14.4

Where any dispute arises from the interpretation and performance of this Agreement or the arbitration of any dispute is ongoing, except for the matters in dispute, the Parties to this Agreement shall continue to exercise their respective rights and perform their respective obligations under this Agreement.

15.	Notices

15.1

All notices and other communications required or permitted in accordance with this Agreement shall be personally delivered or sent by registered mail, postage prepaid, commercial courier service or facsimile transmission to the addresses designated by the Parties. A confirmation copy of each notice shall also be sent by email. The date on which a notice shall be deemed to have been effectively given shall be determined as follows:

15.1.1

A notice given by personal delivery, courier service or registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the receiving address specified for such notice.

15.1.2	A notice given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

15.2	The addresses of the Parties for notice purpose are as follows:

Party A:	Yuanbao Kechuang (Beijing) Technology Co., Ltd.
Address:	[***]
Attention:	[***]
Telephone:	[***]

Party B:	Beijing Yibao Technology Limited Partnership
Address:	[***]
Attention:	[***]
Telephone:	[***]

Party C:	Yuanbao Shuke (Beijing) Technology Co., Ltd.
Address:	[***]
Attention:	[***]
Telephone:	[***]

16.	Severability

In the event that one or several of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or prejudiced in any aspect. The Parties shall attempt in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions to the greatest extent permitted by law and expected by the Parties, of which the economic effect shall be as close as possible to the economic effect of such invalid, illegal or unenforceable provisions.

17.	Appendices

The appendices set forth herein shall be an integral part of this Agreement.

18.	Effectiveness

18.1

This Agreement shall become effective on the date when the Parties execute this Agreement. Any amendment, modification and supplement to this Agreement shall be made in writing and shall become effective after the Parties affix their signatures or seals and complete the governmental registration procedures, if applicable.

18.2

This Agreement is written in Chinese in six (6) counterparts. Each of the Pledgors, the Pledgee and Party C shall hold one (1) counterpart, and the remaining counterparts shall be retained for submission to the Registration Authority for registration of Equity pledge. Each counterpart of this Agreement shall have the same legal force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Equity Pledge Agreement as of the date first above written.

Party A: Yuanbao Kechuang (Beijing) Technology Co., Ltd.

(Seal)

By:	/s/ Shuli Sun
Name: Shuli Sun
Title: Legal Representative

[Signature Page of the Equity Pledge Agreement]

IN WITNESS WHEREOF, the Parties have executed this Equity Pledge Agreement as of the date first above written.

Party B:

Rui Fang

By:	/s/ Rui Fang

Beijing Yibao Technology Limited Partnership

(Seal)

By:	/s/ Shuli Sun
Name: Shuli Sun
Title: Executive Partner

[Signature Page of the Equity Pledge Agreement]

IN WITNESS WHEREOF, the Parties have executed this Equity Pledge Agreement as of the date first above written.

Party C: Yuanbao Shuke (Beijing) Technology Co., Ltd.

(Seal)

By:	/s/ Shuli Sun
Name: Shuli Sun
Title: Legal Representative

[Signature Page of the Equity Pledge Agreement]

Appendices:

1.	Investment Certificates

2.	Shareholder Register of Yuanbao Shuke (Beijing) Technology Co., Ltd.

Appendix 1-A

Investment Certificate

It is hereby certified that Rui Fang (ID No.:[***]) holds 79% equity interests in Yuanbao Shuke (Beijing) Technology Co., Ltd. (corresponding to the registered capital of RMB7,900,000), all of which have been pledged in favor of Yuanbao Kechuang (Beijing) Technology Co., Ltd.

Company: Yuanbao Shuke (Beijing) Technology Co., Ltd.
(Seal)

By:	/s/ Shuli Sun
Name: Shuli Sun
Title: Legal Representative
March 17, 2020

Appendix 1-B

Investment Certificate

It is hereby certified that Beijing Yibao Technology Limited Partnership (unified social credit code: [***]) holds 21% equity interests in Yuanbao Shuke (Beijing) Technology Co., Ltd. (corresponding to the registered capital of RMB2,100,000), all of which have been pledged in favor of Yuanbao Kechuang (Beijing) Technology Co., Ltd.

Company: Yuanbao Shuke (Beijing) Technology Co., Ltd.
(Seal)

By:	/s/ Shuli Sun
Name: Shuli Sun
Title: Legal Representative
March 17, 2020

Appendix 2

Shareholder Register of Yuanbao Shuke (Beijing) Technology Co., Ltd.

March 17, 2020

Shareholder Name	ID No./Unified Social Credit Code	Amount of Capital Contribution (RMB 10,000)	Percentage of Capital Contribution	Equity Pledge
Rui Fang	[***]	790	79%	Rui Fang has pledged the 79% equity interests held in Yuanbao Shuke (Beijing) Technology Co., Ltd. in favor of Yuanbao Kechuang (Beijing) Technology Co., Ltd.

Beijing Yibao Technology Limited Partnership	[***]	210	21%	Beijing Yibao Technology Limited Partnership has pledged the 21% equity interests held in Yuanbao Shuke (Beijing) Technology Co., Ltd. in favor of Yuanbao Kechuang (Beijing) Technology Co., Ltd.

			(Seal)

[Signature Page of the Shareholder Register of Yuanbao Shuke (Beijing) Technology Co., Ltd.]

Company: Yuanbao Shuke (Beijing) Technology Co., Ltd.

(Seal)

By:	/s/ Shuli Sun
Name: Shuli Sun
Title: Legal Representative

Shareholder: Rui Fang

By:	/s/ Rui Fang

Shareholder: Beijing Yibao Technology Limited Partnership

(Seal)

By:	/s/ Shuli Sun
Name: Shuli Sun
Title: Executive Partner